Exhibit 16.1

January 17, 2004

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Enviro-Energy Corporation dated January 15, 2004, and we agree with the statements contained therein insofar as they relate to our firm.

Sincerely,

/s/  LeMaster & Daniels PLLC